Exhibit 32.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
     In connection with the quarterly report on Form 10-Q of Builders FirstSource, Inc. (the “Company”) for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Floyd F. Sherman, as Chief Executive Officer of the Company, and Charles L. Horn, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FLOYD F. SHERMAN
Floyd F. Sherman
Chief Executive Officer

Dated: October 27, 2009

/s/ CHARLES L. HORN
Charles L. Horn Senior
Vice President and Chief Financial Officer

Dated: October 27, 2009
     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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